EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that I, Scott Edward Burg hereby make, constitute and appoint Bradley W. Craig, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as sole member AgateCreek, LLC, a Delaware Limited Liability Company, all documents, statements, filings and agreements (“documents”) relating to (1) the beneficial ownership of securities required to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or Section 16(a) of the Act, including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k), and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5 and (2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney shall remain in effect until revoked, in writing, by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney, this 6th day of December, 2018.

/s/ Scott Edward Burg
Scott Edward Burg